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             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

               -----------------------------

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):
                      August 10, 1999



                    CONNING CORPORATION
   (Exact name of registrant as specified in its charter)

                          Missouri
       (State or other jurisdiction of incorporation)


        0-23183                            43-1719355
        -------                            ----------
(Commission File Number)      (I.R S. Employer Identification No.)



        700 Market Street, St. Louis Missouri 63101
        -------------------------------------------
    (Address of principal executive offices) (zip code)


                       (314) 444-0498
    (Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)



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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

     Item 3(a) of Form 8-K requires a registrant to disclose, among other things, any proceeding under state law in which a governmental agency has assumed jurisdiction over the business of the registrant's parent by leaving the existing directors and officers in possession but subject to the supervision and orders of the governmental agency. Although Conning Corporation (the "Company") is not supervised or regulated by the Missouri Department of Insurance (the "Department"), on August 10, 1999, General American Life Insurance Company ("General American"), a major client and majority shareholder of the Company, became subject to an order of administrative supervision from the Department. Administrative supervision is the lowest level of oversight under Missouri insurance law, and requires General American to seek approval of the Department for major decisions or actions that are outside the ordinary course of business. The Director of the Division of Financial Regulation of the Missouri Department of Insurance has been named Administrative Supervisor of General American.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) The following exhibit is filed as part of this report on Form 8-K.

          Exhibit 99.1  Press Release issued by the Company and dated
          ------------
August 10, 1999, relating to the announcement by General American Life Insurance Company.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 18, 1999              CONNING CORPORATION

                                    By: /s/ Fred M. Schpero
                                    Name:   Fred M. Schpero
                                    Title:  Senior Vice President
                                            and Chief Financial Officer